Independent Accountant's Consent



The Board of Directors
FloridaFirst Bancorp, Inc.
Lakeland, Florida


We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to the FloridaFirst Bancorp, Inc.'s 1999 Stock Option Plan and FloridaFirst Bank Restricted Stock Plan filed March 2, 2001 (Registration Statement No. 333-56420), and FloridaFirst Bancorp, Inc.'s 2002 Stock Option Plan and FloridaFirst Bancorp, Inc.'s 2002 Restricted Stock Plan filed March 19, 2002 (Registration Statement No. 333-84516) of our report dated November 14, 2003, relating to the consolidated statements of financial condition of FloridaFirst Bancorp, Inc. as of September 30, 2003 and 2002, and the related consolidated statements of earnings, stockholder's equity and comprehensive income and cash flows for each of the years in the three-year period ended September 30, 2003, which report appears in the September 30, 2003, annual report on Form 10-K of FloridaFirst Bancorp, Inc.


/s/HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
December 19, 2003